FOR IMMEDIATE RELEASE

Contact:	Mark Moyer
Chief Financial Officer
Ziff Davis Holdings Inc.
(212) 503-3225
mark_moyer@ziffdavis.com
Ziff Davis Reports Fourth Quarter Results
EBITDA for the Fourth Quarter Increases 70% to $14.3 Million
EBITDA for the Full Year Increases 57% to $27.1 Million
NEW YORK, March 22, 2007 — Ziff Davis Holdings Inc., the ultimate parent company of Ziff Davis Media Inc., today reported operating results for its fourth quarter and year ended December 31, 2006.
The Company’s consolidated EBITDA(1) increased to $14.3 million for the fourth quarter 2006, up 70% compared to $8.4 million for the prior year period. This increase in EBITDA was primarily due to the growth in the Company’s digital businesses which generated an increase in EBITDA of 144% over the prior year quarter. Cost reductions along with the absence of losses from closed publications also contributed to the improvement.
Consolidated revenues for the fourth quarter 2006 totaled $56.7 million. Excluding revenue from closed publications (2), revenue increased nearly 6% or $2.8 million compared to the prior year. Including closed publications, consolidated revenue was down 2% when compared to a year ago. The Company’s digital revenues for the quarter ended December 31, 2006 increased by 24%, while print revenues, excluding the closed publications, decreased by 8%.
For the full year 2006 the consolidated EBITDA increased to $27.1 million, a 57% improvement compared to $17.3 million in 2005. The increase in EBITDA was primarily due to earnings from the Company’s digital businesses more than doubling. Cost reductions and the absence of losses from closed publications also contributed to the improvement. This improvement was partially offset by a decrease in print EBITDA versus the prior year.

Consolidated revenues for the full year 2006 totaled $181.0 million. Excluding revenue from closed publications, revenue increased more than 2% or $3.7 million compared to the prior year. Including closed publications, consolidated revenue was down 4% when compared to a year ago. The Company’s digital revenues for the year ended December 31, 2006 increased by 25% versus 2005, while print revenues, excluding the closed publications, decreased by 11% compared to a year ago.
Condensed Consolidated Statements of Operations for the 3 and 12 months ended December 31, 2006 and 2005; Condensed Consolidated Balance Sheets at December 31, 2006 and December 31, 2005 and Condensed Consolidated Statements of Cash Flows for the years ended December 31, 2006 and 2005 are set forth at the end of this release.
“I’m pleased to announce strong Ziff Davis earnings for both the fourth quarter as well as full year 2006. Our investments, especially in digital media, have paid off and are yielding meaningful results,” said Robert F. Callahan, Chairman and CEO of Ziff Davis Holdings Inc. “Ziff’s creative and hard charging teams worked diligently to drive effective results for our customers which is job #1.”
Financial Summary for the Fourth Quarter Ended December 31, 2006 and 2005

	Consumer/Small
	Business Group(3)		Enterprise Group(3)		Game Group(3)		Total Company
$ millions	2006	2005	2006	2005	2006	2005	2006	2005

Revenue	$22.0	$21.7	$23.1	$21.8	$11.6	$14.3	$56.7	$57.8

EBITDA	7.1	4.3	5.6	1.1	1.6	3.0	14.3	8.4
Consumer/Small Business Group
Excluding closed publications (Sync and ExtremeTech), revenue increased $1.9 million or 9% compared to the fourth quarter of 2005. This increase was attributable to growth in the Group’s online and DigitalLife revenues of 23% and 62%, respectively, partially offset by lower print advertising revenue at PC Magazine.
Including closed publications revenue for the Consumer/Small Business Group for fourth quarter 2006 was $22.0 million, up $0.3 million or 1% compared to the same period last year.

Production costs of $5.2 million were down $0.5 million or 9% from a year ago, principally due to the elimination of costs associated with the closure of Sync and ExtremeTech magazines.
Selling, general and administrative expenses of $9.7 million were down $2.0 million or 17% compared to the $11.7 million reported for the period a year ago. Approximately $1.6 million of this decrease was attributable to the closure of Sync and ExtremeTech magazines. Costs at PC Magazine declined by 5%, but were partially offset by investments in the Group’s online business, related to content and marketing to support its growth.
EBITDA for the Group was up 65% to $7.1 million from a year ago primarily due to the growth of the online and DigitalLife businesses as well as the elimination of $(0.7) million of losses associated with Sync and ExtremeTech magazines partly offset by a decline in PC Magazine EBITDA as lower advertising revenue was only partially offset by cost reductions.
Enterprise Group
Revenue for the Enterprise Group for fourth quarter of 2006 was up 6% or $1.3 million to $23.1 million compared to the fourth quarter of 2005. The increase was principally due to growth in the Group’s online businesses, which grew 23%, and the events business, which grew 19% versus year ago. This increase was partially offset by lower revenue for print advertising.
Production costs of $3.9 million were down 7% or $0.3 million for the quarter, reflecting a decrease in the Group’s print advertising and contract publishing business during the fourth quarter of 2006 as compared to a year ago. This decrease was partially offset by investments to support the growth of the Group’s online business.
Selling, general and administrative expenses of $13.6 million were down 18% or $2.9 million from last year. This decrease was primarily attributable to lower costs for event execution, editorial, circulation.
EBITDA for the Group was $5.6 million, up substantially versus last year’s $1.1 million. This improvement in EBITDA was attributable to the growth in the Group’s online business, improved margins in the event business, and cost reductions in both the print and online businesses.

Game Group
Revenue for the Game Group for the fourth quarter 2006 was $11.6 million, down $2.7 million compared to the same period last year. Excluding closed publications (Official U.S. PlayStation Magazine, XBOX Nation and GMR), revenue decreased $0.4 million or 5% compared to the fourth quarter of 2005. This decrease was attributable to a decline in print advertising revenue for the Group’s ongoing publications, partially offset by 76% growth in the Group’s online revenue compared to a year ago.
Production costs of $5.4 million were down 10% or $0.6 million for the quarter. Excluding closed publications, production costs decreased $0.4 million or 13%, due primarily to fewer print advertising and editorial pages in the fourth quarter of 2006. This decrease was partially offset by an increase in operating expenses supporting the growth of the Group’s online business during the fourth quarter of 2006.
Selling, general and administrative expenses of $4.6 million were down $0.7 million or 13% versus year ago. Excluding closed publications, selling, general and administrative expenses were essentially flat versus a year ago.
EBITDA for the Group was $1.6 million, down $1.4 million or 47% versus year ago. Excluding the effect of closed publications, EBITDA was down $0.1 million versus the fourth quarter of 2005.
Cash Position
At December 31, 2006 the Company had $15.4 million of cash and cash equivalents. During the fourth quarter of 2006, the Company’s cash and cash equivalents increased $4.6 million. During the quarter, the Company paid $5.9 million of scheduled interest payments and spent $1.6 million for capital expenditures and $1.1 million in restructuring costs.
On February 15, 2007 the Company executed a Note Purchase Agreement related to the issuance of an aggregate of $20.0 million in principal amount of new Senior Secured Notes due 2012 (the “Notes”). The Company intends to use the net proceeds of the sale of the Notes for general corporate purposes, including payment of interest obligations on its outstanding debt securities.

Fourth Quarter Highlights and Milestones (4) (5)
Consumer/Small Business Group
•	6.7 million total average monthly online unique visitors, up 18% over the 2005 quarter.

•	Gearlog.com was named MPA Magazine’s Blog of the Year.

•	PCMagcast’s Security Virtual Trade Show named Folio Magazine’s Digital Event of the Year.

•	Over 50,000 attendees and 200 exhibitors participated in the DigitalLife convention, up more than 17% and 16%, respectively from last year’s show.

•	PCMagazine continued to rank as the number one personal computing magazine in the US with a fourth quarter 2006 advertising page market share of 58% versus its most direct competitor.

•	Total broadband video traffic (comprised of streams and downloads) was up more than 100% in the quarter.
Enterprise Group
•	13.1 million in average monthly page views, up 30% relative to last year’s quarter.

•	The number of events and eSeminars produced in the quarter grew by 24% and 8%, respectively, versus prior year.

•	eWeek advertising page market share of the four IT news weeklies was 28% for the quarter, up from 25% in fourth quarter 2005.

•	Baseline and CIO Insight’s ad page share among the four IT management monthly magazines were 24% and 24%, respectively, up from 22% and 23% last year.
Game Group
•	Increased 1UP Network average monthly uniques in the 4th quarter by 63% over 2005 including 50% growth at the flagship site 1UP.com

•	New website mycheats.com launched in late Q3, reached nearly 700,000 monthly uniques by December.

•	Reached agreements to provide 1UP Network content to Dell, Amazon.com and Digital River.

•	Leading Videogame Magazine EGM secured cover exclusives for big franchise games Halo 3 and Gears of War.

•	Re-launched Computer Gaming World as Games for Windows: The Official Magazine.

Business Outlook
The Company projects consolidated EBITDA for the first quarter of 2007 will be in the range of $3 million to $4 million, compared to $2.7 million reported in the first quarter of 2006.
The Company advises that its projections are subject to risks and uncertainties (see the “Forward-Looking Statements” heading below) which could therefore individually or collectively cause actual results to differ materially from those projected above.
Investor Conference Call
The Company’s fourth quarter 2006 earnings conference call is scheduled for 2:00 p.m. eastern time on Thursday March 22, 2007. Individuals wishing to participate can join the conference call by dialing 210-234-0014 or 888-790-3563 for domestic calls and +800-3537-6218 for international calls and giving the operator the following information: Company — Ziff Davis Media; Passcode — HOLDINGS.
For those who are unable to participate in the live call, the conference call will be recorded and available by telephone from 5:00 p.m. eastern time on March 22, 2007 to 5:00 p.m. eastern time on April 5, 2007. Persons interested in listening to the recorded call should dial 1-888-673-3567 for domestic calls and 402-220-6430 for international calls.
Any material financial or statistical information discussed on the conference call that is not otherwise included in this press release will be made available on the Company’s website, www.ziffdavis.com, under the heading Investor Relations.
About Ziff Davis Holdings Inc.
Ziff Davis Holdings Inc. is the ultimate parent company of Ziff Davis Media Inc. Ziff Davis Media Inc. (www.ziffdavis.com) is a leading integrated media company serving the technology and videogame markets. Ziff Davis reaches over 28 million people a month through its portfolio of 32 websites, 6 award-winning magazines, and hundreds of consumer and b-to-b events, as well as business IT tools, custom publishing, and direct marketing services. The company is headquartered in New York and also has offices and labs in San Francisco and Boston. The Company exports its brands internationally in 50 countries and 21 languages.
Forward-Looking Statements
Except for historical information contained herein, the statements made in this release including anticipated future revenues and operating results, cash balances and cost savings, constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements are subject to certain risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. Such risks and uncertainties include the potential deterioration of the economic climate in general or with respect to the markets in which we operate, risks associated with new business investments, acquisitions, competition and seasonality and the other risks discussed in the Company’s Annual Report on Form 10-K and other filings made with the Securities and Exchange Commission (which are available from the Company or at http://www.sec.gov), which discussions are incorporated in this release by reference. These forward-looking statements speak only as of the date of this release. After the issuance of this release, the Company might come to believe that certain forward-looking statements contained in this release are no longer accurate. The Company shall not have any obligation to release publicly any corrections or revisions to any forward-looking statements contained in this release.

ZIFF DAVIS HOLDINGS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands)

	For the Three Months Ended
	December 31, 2006	December 31, 2005
	(unaudited)	(unaudited)

Revenue, net	$56,705	$57,758
Operating expenses:
Cost of production	14,594	15,893
Selling, general and administrative expenses	27,816	33,482
Non-cash employee stock compensation (income)/expense	(3)	12
Depreciation and amortization of property and equipment	2,018	1,590
Amortization of intangible assets	4,640	4,308
Restructuring expense	668	2,967
Acquisition related compensation	3,107	—
Transaction related expenses	236	—
Loss in equity investment	8	56

Total operating expenses	53,084	58,308

Income (loss) from operations	3,621	(550)

Interest expense, net (6)	(33,381)	(29,243)

Loss before income taxes	(29,760)	(29,793)

Income tax provision	36	47

Net loss	$(29,796)	$(29,840)

EBITDA(1)	$14,295	$8,383

	For the Year Ended
	December 31, 2006	December 31, 2005
	(unaudited)	(audited)
Revenue, net	$181,017	$187,611
Operating expenses:
Cost of production	48,991	51,834
Selling, general and administrative expenses	104,890	118,495
Non-cash employee stock compensation expense/(income)	3	(807)
Depreciation and amortization of property and equipment	7,628	5,831
Amortization of intangible assets	17,908	16,384
Restructuring expense	510	2,967
Impairment charge	4,064	—
Acquisition related compensation	3,107	—
Transaction related expenses	409	—
Loss in equity investment	322	56

Total operating expenses	187,832	194,760

Loss from operations	(6,815)	(7,149)

Interest expense, net (6)	(126,823)	(110,711)

Loss before income taxes	(133,638)	(117,860)

Income tax provision	112	215

Net loss	$(133,750)	$(118,075)

EBITDA (1)	$27,136	$17,282

ZIFF DAVIS HOLDINGS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31, 2006	December 31, 2005
	(unaudited)	(audited)

Assets
Current assets:
Cash and cash equivalents	$15,369	$34,174
Accounts receivable, net	30,872	30,456
Other current assets, net	4,861	6,069

Total current assets	51,102	70,699

Property and equipment, net	15,622	16,322
Intangible assets, net	214,294	236,208
Other non-current assets, net	18,760	21,526

Total assets	$299,778	$344,755

Liabilities and stockholders’ deficit
Current liabilities:
Accounts payable	$17,664	$21,787
Accrued expenses and other current liabilities	38,791	32,171
Unexpired subscriptions and deferred revenue, net	15,606	18,177

Total current liabilities	72,061	72,135

Long-term debt	369,764	357,458
Accrued interest — troubled debt restructuring	43,084	60,278
Accrued expenses — long-term	8,041	12,058
Redeemable preferred stock	996,578	899,533
Other non-current liabilities	10,612	9,905

Total liabilities	1,500,140	1,411,367

Stockholders’ deficit:
Common stock	17,329	17,329
Additional paid-in capital	8,468	8,468
Accumulated deficit	(1,226,159)	(1,092,409)

Total stockholders’ deficit	(1,200,362)	(1,066,612)

Total liabilities and stockholders’ deficit	$299,778	$344,755

ZIFF DAVIS HOLDINGS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	For the Year Ended
	December 31,	December 31,
	2006	2005
	(unaudited)	(audited)
Cash flows from operating activities:
Net loss	($133,750)	($118,075)
Adjustments to reconcile net loss to net cash used in operating activities:
Accrued dividends on mandatorily redeemable preferred stock	97,045	84,985
Depreciation and amortization	25,536	22,215
Loss in equity investment	322	56
Provision for doubtful accounts	(896)	1,118
Non-cash rent expense	71	164
Non cash interest (income)/expense, net	(3,783)	2,598
Amortization of debt issuance costs	3,183	3,316
Restructuring charge	(800)	2,967
Impairment charge	4,064	—
Non-cash employee stock compensation	3	(807)
Changes in operating assets and liabilities:
Accounts receivable	480	1,162
Other current assets and other, net	1,208	906
Accounts payable and accrued expenses	(1,932)	(6,340)
Unexpired subscriptions and deferred revenue, net	(2,571)	(3,068)

Net cash used in operating activities	(11,820)	(8,803)

Cash flows from investing activities:
Capital expenditures	(6,928)	(6,542)
Acquisitions	(57)	(5,237)
Joint venture investment	—	(751)

Net cash used in investing activities	(6,985)	(12,530)

Cash flows from financing activities:
Proceeds from issuance of senior secured notes	—	205,000
Repayment of borrowings under senior credit facilities	—	(174,141)
Letters of credit	—	(1,623)
Debt issuance costs	—	(6,321)

Net cash provided by financing activities	—	22,915

Net increase (decrease) in cash and cash equivalents	(18,805)	1,582
Cash and cash equivalents at beginning of period	34,174	32,592

Cash and cash equivalents at end of period	$15,369	$34,174

ZIFF DAVIS HOLDINGS INC.
EBITDA Reconciliations
(in thousands)

	For the Three Months Ended
	December 31,	December 31,
	2006	2005
	(unaudited)	(unaudited)
EBITDA (1)	$14,295	$8,383
Adjustments to reconcile to income/(loss) from operations:
Depreciation and amortization of property and equipment	2,018	1,590
Amortization of intangible assets	4,640	4,308
Restructuring expense	668	2,967
Acquisition related compensation	3,107	—
Transaction related expenses	236	—
Loss in equity investment	8	56
Non-cash employee stock compensation (income)/expense	(3)	12

Income (loss) from operations	$3,621	$(550)

	For the Year Ended
	December 31,	December 31,
	2006	2005
	(unaudited)	(unaudited)
EBITDA (1)	$27,136	$17,282
Adjustments to reconcile to loss from operations:
Depreciation and amortization of property and equipment	7,628	5,831
Amortization of intangible assets	17,908	16,384
Restructuring expense	510	2,967
Non-cash employee stock compensation expense/(income)	3	(807)
Impairment charge	4,064	—
Acquisition related compensation	3,107	—
Transaction related expenses	409	—
Loss in equity investment	322	56

Loss from operations	$(6,815)	$(7,149)

Ziff Davis Holdings Inc.
Endnotes:
(1) EBITDA is defined as income before interest expense, provision for income taxes, depreciation expense, amortization expense and certain non-recurring and non-cash charges. Non-recurring and non-cash charges include the write-down of intangible assets, restructuring charges (cash and non-cash), gains and losses on the sale of non-core assets, gains and losses from equity investments, certain transaction related costs, including acquisition related compensation, and non-cash compensation charges.. These items are not included in EBITDA as management considers the charges to be items that are not indicative of the performance of its underlying business. EBITDA is presented because it is commonly used by certain investors and analysts to evaluate a company’s ability to service debt. However, our method of computation may not be comparable to similarly titled measures reported by other companies. In addition, EBITDA, as defined, is not a measure of performance under generally accepted accounting principles (GAAP), and EBITDA should not be considered in isolation or as a substitute for Net income/(loss), Income/(loss) from operations, Cash flows from operating activities or other income or cash flow statement data prepared in accordance with GAAP, or as a measure of profitability or liquidity. The most directly comparable financial measure under GAAP to EBITDA is Income/(loss) from operations. Reconciliations between EBITDA and Income/(loss) from operations are included in tables provided in this release.
(2) Consolidated results from closed publications. Closed publications include Sync, Extreme Tech, Official U.S. PlayStation Magazine, XBOX Nation and GMR.

	2006		2005
$ millions	Fourth Quarter	Full Year	Fourth Quarter	Full Year
Revenue	$3.3	$13.0	$7.2	$23.3
EBITDA	(0.4)	(1.1)	0.1	(2.5)
(3) Group Segments:
Consumer/Small Business Group (formerly known as the Consumer Tech Group) is comprised of one magazine PC Magazine; the Company’s consumer electronics event, DigitalLife; and a number of consumer-focused websites including PCMag.com.

Enterprise Group is comprised of several businesses in the magazine, Internet, event, research and marketing tools areas. The three magazines in this segment are eWEEK, Baseline and CIO Insight. The Internet properties in this segment are primarily affiliated with the Enterprise Group’s brands, including eWEEK.com, CIOInsight.com and BaselineMag.com, but also include 42 weekly eNewsletters; the eSeminars™ business, which produces sponsored interactive webcasts; the Ziff Davis Web Buyers Guide ™. This segment also includes the Company’s Custom Solutions Group (CSG), which creates and manages several hundred sponsored events per year; Business Information Services (BIS), a marketing research and tools unit; and Contract Publishing, which produces custom magazines, white papers, case studies and other sales and marketing collateral for customers.
Game Group is comprised of three magazines — Electronic Gaming Monthly, Games for Windows (formerly known as Computer Gaming World) and Official U.S. PlayStation Magazine (the latter of which was discontinued in the first quarter of 2007) the Company’s online destinations for gaming enthusiasts, the 1UPNetwork.
(4) Total traffic reflects page views. The source is the Company’s own data.
(5) Unless otherwise noted, all ad page market share data is sourced from IMS/ The Auditor (Toronto, Canada). IMS independently hand-counts and tabulates ads by magazine and advertising category. The company includes only what it believes to be its direct competitors by business segment in its ad page market share calculations. For PC Magazine‘s market share, it is share of its competitive set.
(6) Interest expense reflects the accrual of dividends on preferred stock, pursuant to Statement of Financial Accounting Standards 150, adopted by the Company effective January 1, 2004.